As filed with the Securities and Exchange Commission on May 22, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABB Ltd

 (Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	N/A (IRS Employer Identification No.)

P.O. Box 1831, Affolternstrasse 44, CH-8050, Zurich, Switzerland (Address of Principal Executive Offices)	N/A (Zip Code)

Thomas & Betts Corporation 2008 Stock Incentive Plan

Thomas & Betts Corporation Equity Compensation Plan

Thomas & Betts Corporation 2001 Stock Incentive Plan

Thomas & Betts Corporation 1993 Management Stock Ownership Plan

(Full title of the plan)

E. Barry Lyon
Assistant General Counsel
ABB Holdings Inc.

501 Merritt 7

Norwalk, Connecticut 06851

Telephone: (203) 750-2326
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Thomas W. Christopher, Esq.

Michael Kim, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Registered Shares, par value CHF 1.03	668,628	(2)	$16.36	(3)	$10,938,755	(3)	$1,254
Total	668,628		$16.36		$10,938,755		$1,254

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Registered Shares.

(2)

Represents shares of Registered Shares issuable under the Thomas & Betts Corporation 2008 Stock Incentive Plan, Thomas & Betts Corporation Equity Compensation Plan, Thomas & Betts Corporation 2001 Stock Incentive Plan and Thomas & Betts Corporation 1993 Management Stock Ownership Plan.

(3)

Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on $16.36, the average of the high and the low prices for the American Depository Shares (each representing one Registered Share) on the New York Stock Exchange on May 21, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act and additional information about the Plans are available without charge by contacting:

Richard A. Brown

Affolternstrasse 44

CH-8050 Zurich

Switzerland

Telephone: +41-43-317-7111

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by ABB Ltd (the “Registrant”), are incorporated in this Registration Statement by reference:

(a)   The Registrant’s Annual Report on Form 20-F for fiscal year ended December 31, 2011 filed with the Commission on March 15, 2012;

(b)   the Registrant’s Report on Form 6-K filed or furnished to the Commission on April 26, 2012; and

(c)   the description of the Registrant’s Registered Shares, par value CHF 1.03, included under the caption “Description of Share Capital and Articles of Incorporation” in the Registrant’s Annual Report on Form 20-F (File No. 001-16429) filed with the Commission on March 15, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

The Registrant has obtained directors’ and officers’ liability insurance.  Except for the foregoing, neither any contract, nor the Articles of Incorporation of the Registrant, nor any other arrangement contains any provision under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such. In addition, according to Homburger AG, our Swiss counsel, there is no provision of Swiss law providing for any such indemnification of directors or officers.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Pursuant to Item 8(b), the Registrant will cause the Plans described herein and any amendment to the Plans described herein to be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plans described herein under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.           Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(c)   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland, on May 22, 2012.

ABB LTD

By:	/s/ Michel Demaré
	Name:	Michel Demaré
	Title:	Executive Vice President and
Chief Financial Officer

By:	/s/ Richard A. Brown
	Name:	Richard A. Brown
	Title:	Group Senior Vice President and
Chief Counsel Corporate & Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Hogan, Michel Demaré, Christian Bogers, Richard A. Brown and Diane de Saint Victor, and any two of them acting jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agents, and any two of them acting jointly, full power and authority to do and perform each and every act  and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 2012.

Signature	Title

/s/ Joe Hogan	Chief Executive Officer
Joe Hogan	(Principal Executive Officer)

/s/ Michel Demaré	Executive Vice President and Chief Financial Officer
Michel Demaré	(Principal Financial Officer)

Group Senior Vice President and
/s/ Christian Bogers	Head of Group Function Reporting and Consolidation
Christian Bogers	(Principal Accounting Officer)

/s/ Hubertus von Grünberg	Director
Hubertus von Grünberg

/s/ Roger Agnelli	Director
Roger Agnelli

/s/ Louis R. Hughes	Director
Louis R. Hughes

/s/ Hans Ulrich Märki	Director
Hans Ulrich Märki

/s/ Michel de Rosen	Director
Michel de Rosen

/s/ Michael Treschow	Director
Michael Treschow

/s/ Jacob Wallenberg	Director
Jacob Wallenberg

/s/ Ying Yeh	Director
Ying Yeh

ABB HOLDINGS INC., its duly authorized representative in the United States

By:	/s/ E. Barry Lyon
Name: E. Barry Lyon
Title: Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of ABB Ltd as amended December 5, 2011 (incorporated by reference to Exhibit 4.1 to Form S-8 (File No. 333-179472) filed by ABB Ltd on February 10, 2012).

4.2

Form of Amended and Restated Deposit Agreement, by and among ABB Ltd, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of the American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) (incorporated by reference to Exhibit (a) to Form F-6 (File No. 333-147488) filed by ABB Ltd on November 19, 2007).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

4.4	The Thomas & Betts Corporation 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.42 to the Current Report on Form 8-K filed by Thomas & Betts Corporation on May 7, 2008).

4.5

Non-employee Directors Equity Compensation Plan (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed by Thomas & Betts Corporation).

4.6	Thomas & Betts Corporation 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed by Thomas & Betts Corporation on May 2, 2001).

4.7

Thomas & Betts Corporation 1993 Management Stock Ownership Plan, as amended through June 5, 2001, and Forms of Grant Agreement (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended July 1, 2001 filed by Thomas & Betts Corporation).

5.1	Opinion of Homburger AG.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Homburger AG (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).